Exhibit 99.1

NEWS RELEASE

Campbell Receives Second Request from FTC Under HSR Act for Proposed Acquisition of Sovos Brands, Inc.

10/23/2023

CAMDEN, N.J.--(BUSINESS WIRE)-- Campbell Soup Company (NYSE: CPB) today announced it has received a request for additional information from the Federal Trade Commission (FTC) as part of the agency’s review of Campbell’s proposed acquisition of Sovos Brands, Inc. (Nasdaq: SOVO). A second request for information is a common feature of the regulatory review for transactions of this type under the Hart-Scott-Rodino Antitrust Improvement Act.

The company now expects to complete this transaction in the next calendar year and will continue to engage with the FTC on their review with the objective of closing the transaction in mid-2024.

About Campbell

For more than 150 years, Campbell (NYSE:CPB) has been connecting people through food they love. Generations of consumers have trusted us to provide delicious and affordable food and beverages. Headquartered in Camden, N.J. since 1869, the company generated fiscal 2023 net sales of $9.4 billion. Our portfolio includes iconic brands such as Campbell’s, Cape Cod, Goldfish, Kettle Brand, Lance, Late July, Milano, Pace, Pacific Foods, Pepperidge Farm, Prego, Snyder’s of Hanover, Swanson and V8. The company has a heritage of giving back and acting as a good steward of the environment and is a member of the Standard & Poor's 500 as well as the FTSE4Good and Bloomberg Gender- Equality Indices. For more information, visit www.campbellsoupcompany.com.

Forward-Looking Statements

Certain statements in this press release regarding the proposed transaction, including any statements regarding the expected timetable for completing the proposed transaction, benefits of the proposed transaction, future opportunities, future financial performance and any other statements regarding future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements made within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “aim,” “anticipate,” “believe,” “could,” “ensure,” “estimate,” “expect,” “forecasts,” “if,” “intend,” “likely” “may,” “might,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “probable,” “project,” “should,” “strategy,” “target,” “will,” “would,” and similar expressions, and the negative thereof, are intended to identify forward-looking statements.

All forward-looking information is subject to numerous risks and uncertainties, many of which are beyond the control of the Company, that could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to:

•	the conditions to the completion of the Sovos Brands transaction may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected, on the anticipated schedule, or at all;

•	long-term financing for the Sovos Brands transaction may not be obtained on favorable terms, or at all;

•	closing of the Sovos Brands transaction may not occur or be delayed, either as a result of litigation related to the transaction or otherwise or result in significant costs of defense, indemnification and liability;

•	the risk that the cost savings and any other synergies from the Sovos Brands transaction may not be fully realized by Campbell or may take longer or cost more to be realized than expected, including that the Sovos Brands transaction may not be accretive within the expected timeframe or the extent anticipated; and

•	completing the Sovos Brands transaction may distract Campbell’s management from other important matters.

Additional information concerning these and other risk factors can be found in Campbell’s and Sovos Brands’ filings with the SEC and available through the SEC’s Electronic Data Gathering and Analysis Retrieval system at http://www.sec.gov, including the Campbell’s and Sovos Brands’ most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

The discussion of uncertainties is by no means exhaustive but is designed to highlight important factors that may impact the outlook of the Company. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release except as required by law.

Investors:

Rebecca Gardy

(856) 342-6081

Rebecca_Gardy@campbells.com

Media:

James Regan

(856) 219-6409

James_Regan@campbells.com

Source: Campbell Soup Company